FLORA GROWTH CORP.

2022 INCENTIVE COMPENSATION PLAN

NOTICE OF GRANT OF SHARES OF RESTRICTED STOCK

Notice is hereby given of the following grant by Flora Growth Corp., (the "Company"), of the number of Shares of Restricted Stock specified below pursuant to the Flora Growth Corp. 2022 Incentive Compensation Plan (the "Plan"), and subject to the terms and conditions set forth in this Notice, the attached Restricted Stock Award Agreement (the "Award Agreement") and the Plan.

Grant Date: December 15, 2024

Number of Shares of Restricted Stock: _______________

Vesting Schedule: The Shares granted pursuant to this Notice shall vest based upon the following schedule.

Percentage of Shares that Vest	Vesting Date
100%	December 15, 2024

Acceleration of Vesting Upon Change in Control.  In the event that a Change in Control of the Company occurs during the Participant's Continuous Service, the Shares subject to this Notice shall become immediately vested as of the date of the Change in Control. Notwithstanding the foregoing, if in the event of a Change in Control the successor company assumes or substitutes another award for the Shares, then the vesting of the Shares shall not be accelerated as described in this paragraph unless the Board specifies otherwise, provided, however, that in the event the successor company assumes or substitutes another award for the Shares and, within 24 months following the consummation of the Change in Control, the successor company terminates the Participant's employment without Cause or the Participant terminates employment with the Company for Good Reason, the assumed or substituted award shall become fully vested upon the termination of Participant's employment notwithstanding any provision of the assumed or substituted award to the contrary.  For purposes of this paragraph, the Shares shall be considered assumed or substituted for if following the Change in Control the award confers the right to receive, for each Share immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the vesting of the Shares shall be solely common stock of the successor company or its parent or subsidiary substantially equal in Fair Market Value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

Acknowledgments.  By signing this Notice, the Participant: (a) represents that the Participant has received and read and is familiar with the terms and conditions of this Notice, the Award Agreement, and the Plan (b) accepts the Shares subject to all of the terms and conditions of this Notice, the Award Agreement, and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Notice, the Award Agreement, or the Plan.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Award Agreement or the Plan.

No Employment or Service Contract.  Nothing in this Notice, the Award Agreement, or the Plan shall confer upon the Participant any right to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Entity employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate the Participant's Continuous Service at any time for any reason, with or without Cause.

Definitions.  All capitalized terms in this Grant Notice shall have the meaning assigned to them in this Grant Notice, the Award Agreement, or in the Plan.

Dated: December 15, 2024

FLORA GROWTH CORP.

By: __________________________________

 Name: Clifford Starke

 Title: Chief Executive Officer

PARTICIPANT

_______________

Signature: ____________________________

FLORA GROWTH CORP.

RESTRICTED STOCK AWARD AGREEMENT

1. Grant of Shares of Restricted Stock.  Flora Growth Corp., a Canadian corporation (together with any successor thereto, the "Company"), has granted to the individual (the "Participant") named in the Notice of Grant of Shares of Restricted Stock (the "Notice") to which this Restricted Stock Award Agreement (as modified or amended, the "Award Agreement") is attached, a certain number of Shares of Restricted Stock upon the terms and conditions set forth in the Notice and this Award Agreement. The Shares have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Flora Growth Corp. 2022 Incentive Compensation Plan (the "Plan"), the provisions of which are incorporated herein by reference.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

2. Vesting of Shares.

(a) General Vesting.  Except as otherwise provided in Sections 2(b) and 3 hereof, the Shares shall become vested in the amounts, at the times and upon the conditions set forth in the Notice, provided that the Continuous Service of the Participant continues through and on the applicable Vesting Date set forth in the Notice:  There shall be no proportionate or partial vesting of Shares in or during the months, days or periods prior to each Vesting Date, and all vesting of Shares shall occur only on the applicable Vesting Date.

(b) Acceleration of Vesting at Company Discretion.  Notwithstanding any other term or provision of this Award Agreement, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Participant and of the Company, to accelerate the vesting of any Shares under this Award Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

(c) Definitions.  For purposes of this Award Agreement, the following terms shall have the meanings indicated:

(i) "Non-Vested Shares" means any portion of the Shares subject to this Award Agreement that has not become vested pursuant to the Notice and this Section 2.

(ii) "Vested Shares" means any portion of the Shares subject to this Award Agreement that is and has become vested pursuant to the Notice and this Section 2.

3. Forfeiture of Non-Vested Shares.  If the Participant's Continuous Service with the Company and the Related Entities is terminated for any reason, any Shares that are not Vested Shares, and that do not become Vested Shares pursuant to the Notice and Section 2 hereof as a result of such termination, shall be forfeited and automatically terminate immediately upon termination of the Participant's Continuous Service without any payment to the Participant.  If the Participant's Continuous Service is terminated by the Company or a Related Entity for Cause, all Vested Shares and Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service without any payment to the Participant.  The Committee shall have the power and authority to determine whether or not Cause exists with respect to any termination and to enforce on behalf of the Company any rights of the Company under this Award Agreement in the event of the Participant's forfeiture of Vested Shares or Non-Vested Shares pursuant to this Section 3.

4. Settlement of the Shares.

(a) Form and Time of Settlement.  Upon the execution of this Award Agreement, unvested Shares shall be delivered to the Company's transfer agent to be held in the Participant's name.  In the event that the Shares become vested in accordance with the Notice and Section 2 hereof, then within 30 days after the date (the "Vesting Date") on which vesting occurs the Vested Shares shall be settled by the transfer agent's delivery of Shares (rounded down to the nearest whole Share), equal to the number of Shares that have become vested, less any Shares required to be withheld to satisfy any federal, state, local, or foreign income and/or employment taxes that the Company determines it is required to withhold with respect to the Vested Shares and/or any Shares delivered in settlement of the Vested Shares.

(b) Legends.  All stock certificates reflecting the Shares that are delivered in settlement of the Vested Shares shall bear such legends that the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to applicable law, the Company's certificate of incorporation or bylaws or any agreement to which the Participant is a party to or is otherwise bound.

(c) Restrictions on Transfer of Shares.  In no event other than pursuant to a reduction by the Company in the number of Shares otherwise deliverable upon the settlement of a Share for the purpose of satisfying any applicable tax withholding requirement may Shares acquired upon the settlement of a Share be transferred by the Participant before the date that is 180 days after the date on which the Company consummates an initial public offering of Shares to the public pursuant to an effective registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

5. Rights with Respect to Shares.

(a) Rights as Shareholder Before Vesting.  Except as otherwise provided in this Section 5, the Participant shall have all rights, benefits or entitlements with respect to the Shares granted pursuant to the certificate of incorporation or bylaws of the Company, or as otherwise available under applicable law from the date on which the Shares are transferred to the transfer agent to be held in the Participant's name.

(b) Adjustments to Shares.  If at any time while this Award Agreement is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to this Award Agreement.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

(c) No Restriction on Certain Transactions.  Notwithstanding any term or provision of this Award Agreement to the contrary, the existence of this Award Agreement, or of any outstanding Shares awarded pursuant to the Notice, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity's capital structure or business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; (vi) any dividend or other distribution by the Company or any Related Entity to its stockholders or other owners; or (vii) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6. Tax Matters.

(a) Withholding.  As a condition to the Company's obligations with respect to the Shares (including, without limitation, any obligation to deliver any Shares) hereunder, the Participant shall make arrangements satisfactory to the Company to pay to the Company or any Related Entity that employs the Participant, any federal, state, local or foreign taxes of any kind required to be withheld with respect to the grant, vesting and/or delivery of Shares.  If the Participant shall fail to make the tax payments as are required, the Company shall, to the fullest extent permitted by applicable law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Participant under this Award Agreement) otherwise due to the Participant any federal, state, local taxes or foreign of any kind required by applicable law to be withheld with respect to such Shares.

(b) Satisfaction of Withholding Requirements.  The Participant may satisfy the withholding requirements with respect to the Shares pursuant to any one or combination of the following methods:

(i) payment in cash; or

(ii) if and to the extent permitted by the Committee, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to the Participant pursuant to this Award.  The Participant may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).

(c) Participant's Responsibilities for Tax Consequences.  The tax consequences to the Participant (including without limitation federal, state, local and foreign income or employment tax consequences) with respect to the Shares (including without limitation the grant, vesting and/or forfeiture, or settlement thereof) are the sole responsibility of the Participant.  The Participant shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Participant's filing, withholding and payment (or tax liability) obligations.

7. Amendment, Modification & Assignment; Non-Transferability.  This Award Agreement may only be modified or amended in a writing signed by the Company and the Participant.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Award Agreement.  Unless otherwise consented to in writing by the Company, in its sole discretion, this Award Agreement (and Participant's rights hereunder) may not be assigned, and the obligations of Participant hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Company.

8. Acknowledgment of Nature of Award.

In accepting the grant of these Shares, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the grant of this Award is voluntary, occasional and discretionary and does not create any contractual or other right to receive future awards of Shares, or benefits in lieu of Shares even if Shares have been awarded in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the Participant's participation in the Plan is voluntary;

(e) this Award and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments unless otherwise provided in the applicable benefit plan;

(f) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(g) if the Participant receives Shares, the value of such Shares acquired upon settlement may increase or decrease in value; and

(h) no claim or entitlement to compensation or damages arises from termination of this Award, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Shares resulting from termination of the Participant's Service by the Company or any Related Entity, and the Participant irrevocably releases the Company and its Related Entities from any such claim that may arise.

9. Securities Laws.  By accepting this Award, the Participant acknowledges that the laws of the United States or other applicable securities laws, and/or the Company's policies regarding trading in its securities, may limit or restrict the Participant's right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with this Award.  The Participant agrees to comply with all U.S. and any other applicable securities law requirements and Company policies, as such laws and policies are amended from time to time.

10. Data Privacy Notice and Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this Award Agreement by and among, as applicable, the Company and its Related Entities for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.

(b) The Participant understands that the Company, the Related Entities and/or such third party administrator as designated by the Committee in its sole and absolute discretion may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance or social security number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Shares or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant's favor ("Data"), for the exclusive purpose of implementing, administering and managing the Participant's participation in the Plan.  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant's country, or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Participant's country.  The Participant understands that, if the Participant resides in the European Economic Area, the Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Participant's local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares may be deposited.  The Participant understands that if the Participant resides in the European Economic Area, Data will be held only as long as is necessary to implement, administer and manage the Participant's participation in the Plan.  The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant's local human resources representative.  The Participant understands that refusal or withdrawal of consent may affect the Participant's ability to participate in the Plan.  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant's consent, the Participant's employment status or Service and career with the Company and its Related Entities will not be affected; the only consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant the Participant Shares or other awards or administer or maintain such awards.  For more information on the consequences of the Participant's refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant's local human resources representative.

11. Company's Right of Offset. If the Participant becomes entitled to a distribution of benefits under this Award, and if at such time the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Company or any of its Related Entities, then the Company or its Related Entities, upon a determination by the Committee, and to the fullest extent permitted by applicable law and not causing a violation of Section 409A of the Code, may offset such amount so owing against the amount of benefits otherwise distributable.  Such determination shall be made by the Committee.

12. Complete Agreement.  The Notice, this Award Agreement, and the Plan, together with those agreements and documents expressly referred to herein, for the purposes referred to therein, embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

13. Miscellaneous.

(a) No Right to Continued Employment or Service.  This Award Agreement and the grant of Shares hereunder shall not confer, or be construed to confer, upon the Participant any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements.  Nothing contained in this Award Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability.  If any term or provision of this Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Award Agreement and the grant of Shares hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Award Agreement and the Award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created.  Neither this Award Agreement nor the grant of Shares hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Participant or any other person.  To the extent that the Participant or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Award Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing.  This Award Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation.  The Participant accepts the Shares subject to all of the terms, provisions and restrictions of the Notice, this Award Agreement and the Plan.  The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee with respect to any questions arising under the Notice, this Award Agreement or the Plan.

(g) Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Award Agreement or any term or provision hereof.

(h) Notices.  Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, deposited in the United States mail, registered, postage prepaid,  or sent by means of international courier, and addressed, in the case of the Company, to the Company's principal place of business or the office of its registered agent in the State of Delaware, or in the case of the Participant, to the Participant's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this paragraph.

(i) Non-Waiver of Breach.  The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Award Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he, she or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j) Counterparts.  This Award Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

(k) Section 409A.  It is intended that the provisions of the Notice and this Award Agreement qualify for the exemption from Section 409A of the Code for transfers of restricted property as set forth in Treas. Reg. Section 1.409A-1(b)(6) and the Notice and this Award Agreement shall be interpreted in a manner consistent with (and may be modified by the Committee in its sole and absolute discretion to the extent that the Committee determines that such amendment is necessary or appropriate to comply with) that intent.

(L) CONSTRUCTION. CAPTIONS AND TITLES CONTAINED IN THE NOTICE AND HEREIN ARE FOR CONVENIENCE ONLY AND SHALL NOT AFFECT THE MEANING OR INTERPRETATION OF ANY PROVISION OF THE NOTICE OR THIS AWARD AGREEMENT. EXCEPT WHEN OTHERWISE INDICATED BY THE CONTEXT, THE SINGULAR SHALL INCLUDE THE PLURAL AND THE PLURAL SHALL INCLUDE THE SINGULAR. USE OF THE TERM "OR" IS NOT INTENDED TO BE EXCLUSIVE, UNLE